UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 15, 2008

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-20574 (Commission File Number)	51-0340466 (IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On April 15, 2008, the Board of Directors of the Company adopted amendments to the Company’s Bylaws to implement a majority voting policy for the election of directors such that in order to be considered for nomination by the Board of Directors, a person must agree that if elected he or she will submit an irrevocable resignation effective upon: (i) the director’s failure to receive a majority vote in an uncontested election at which he or she is subject to reelection; and (ii) acceptance of the resignation by the Board of Directors.  These amendments will become effective immediately following the Company’s 2008 Annual Meeting of Stockholders, provided that the effective date has occurred under a court approved stipulation of settlement of certain stockholder derivative actions filed in 2006 relating to options misdating.

On April 15, 2008, the Company’s Board of Directors also approved amendments to the Company’s Bylaws to conform the Bylaws to proposed amendments to the Company’s Certificate of Incorporation to eliminate the classified Board of Directors.  The Bylaw amendments will become effective only if the Company’s stockholders approve the proposed amendments to the Certificate of Incorporation at the 2008 Annual Meeting of Stockholders.

The description set forth above is qualified in its entirety by the amendments to the Company’s Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

On April 15, 2008, the Board of Directors of the Company adopted a policy requiring that the Company’s executive officers agree in writing to repay that portion of any bonus to the extent permitted by law and deemed appropriate by the Audit Committee of the Board of Directors when the Company is required by applicable law or applicable accounting or auditing principles to restate its financial statements to correct an accounting error in any interim or annual financial statement filed with the Securities and Exchange Commission as a result of material noncompliance with applicable financial reporting requirements and the bonus was directly based on those financial statements.  The Company expects to implement this policy in the current fiscal year following the effective date under a court approved stipulation of settlement of certain stockholder derivative actions filed in 2006 relating to options misdating.

The description set forth above is qualified in its entirety by the Policy on Reimbursement of Incentive Payments, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

On April 21, 2008, the Company issued a press release announcing the adoption of amendments to the Company’s Bylaws to implement a majority voting policy for the election of directors; the adoption of a policy requiring the Company’s executive officers to agree to repay a bonus and the conditions under which such repayment would be required; and the adoption of amendments to the Company’s Bylaws and the submission to the Company’s stockholders of a proposal to amend the Company’s classified board structure.

The description set forth above is qualified in its entirety by the Company’s press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

3.1                              Amendments to Bylaws

99.1                        Policy on Reimbursement of Incentive Payments

99.2                        Press release dated April 21, 2008 entitled, “The Cheesecake Factory Announces Corporate Governance Enhancements”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2008	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Amendments to Bylaws

99.1	Policy on Reimbursement of Incentive Payments

99.2	Press release dated April 21, 2008 entitled, “The Cheesecake Factory Announces Corporate Governance Enhancements”